UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2012

(Date of earliest event reported)

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	26-1336998
(State or other jurisdiction of	001-33662	(I.R.S. Employer
incorporation or organization)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Forestar Group Inc. (the “Company”) held on May 8, 2012, the votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 — The stockholders elected each of the four director nominees named in the proxy statement.

	For	Withheld	Broker Non-Vote
Louis R. Brill	28,687,616	2,501,165	1,565,251
William G. Currie	29,301,295	1,887,366	1,565,251
James A. Rubright	29,048,574	2,140,207	1,565,251
Carl A. Thomason	30,068,291	1,120,498	1,565,251

Proposal No. 2 — The stockholders gave an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Company’s 2012 Proxy Statement.

For	28,218,629
Against	2,683,721
Abstain	286,439
Broker Non-Vote	1,565,251

Proposal No. 3 — The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

For	32,726,733
Against	21,455
Abstain	5,852

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: May 9, 2012	By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Executive Vice President, General Counsel and Secretary